CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Reprographics Company (the "Company) on Form 10-Q for the quarterly period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report), I, Sathiyamurthy Chandramohan, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2006

/s/ Sathiyamurthy Chandramohan Chairman of the Board of Directors and Chief Executive Officer

In connection with the Quarterly Report of American Reprographics Company (the "Company) on Form 10-Q for the quarterly period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report), I, Mark W. Legg, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2006

/s/ Mark W. Legg Chief Financial Officer and Secretary